SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2004

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Item 5.    Other Events and Required FD Disclosure

On January 12, 2004, SunTrust Banks, Inc. (the “Registrant”) announced financial results for the fourth quarter ended December 31, 2003, reporting net income of $342.5 million and net income per diluted share of $1.21. A copy of the press release announcing the Registrant’s results for the fourth quarter ended December 31, 2003, is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits

(c) Exhibits

99.1 The News Release.

99.2 Supplemental Schedules prepared for use with The News Release.

Item 9.    Regulation FD Disclosure.

The Registrant is furnishing the information required by Item 12 of Form 8-K, “Results of Operation and Financial Condition,” under this Item 9.

On January 12, 2004, the Registrant will hold an investor call and webcast to disclose financial results for the fourth quarter and year ended December 31, 2003. The Supplemental Information package for use at this conference is furnished herewith as Exhibit 99.2 and incorporated by reference in Item 9. All information in the Supplemental Information is presented as of the News Release date and the Registrant does not assume any obligation to correct or update said information in the future.

The information in the preceding paragraph, as well as in Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC. (Registrant)

Date:	January 12, 2004	By: /s/ Jorge Arrieta
Jorge Arrieta Senior Vice President and Controller